UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Underwriting Agreement

On December 1, 2011, in connection with the previously announced public offering of common stock (the “Common Stock”) of ExlService Holdings, Inc. (the “Company”), the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain selling stockholders named therein (the “Selling Stockholders”), and Citigroup Global Markets Inc., as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Selling Stockholders sold an aggregate of 2,000,000 shares of Common Stock to the Underwriter at a price of $25.00 per share. The Underwriting Agreement contains customary representations, covenants and indemnification provisions.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 6, 2011, the Company announced the completion of the offering of its Common Stock pursuant to a registration statement on Form S-3, as amended (File No. 333-162335) (the “Registration Statement”) and a related prospectus supplement. Filed herewith are certain exhibits with respect to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 1, 2011, among the Company, certain stockholders named therein and Citigroup Global Markets Inc., as underwriter.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC.

Date: December 6, 2011	By:	/s/ AMIT SHASHANK
	Name:	Amit Shashank
	Title:	General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 1, 2011, among the Company, certain stockholders named therein and Citigroup Global Markets Inc., as underwriter.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).